EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Stewart Information Services Corporation:

We consent to the use of our reports dated February 28, 2025, with respect to the consolidated financial statements of Stewart Information Services Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Houston, Texas
December 10, 2025